CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Linde Retirement Savings Plan

EXHIBIT 23.01
We consent to the incorporation by reference in Registration Statement No. 333-228083 on Form S-8 of Linde plc of our report dated June 20, 2025, appearing in this Annual Report on Form 11-K of the Linde Retirement Savings Plan for the year ended December 31, 2024.
/s/ CohnReznick LLP
Parsippany, New Jersey

June 20, 2025